JPM SBIC/Santarus, Inc. Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1)	Statement for Month/Day/Year	Deemed Execution Date, if any (Month/Day/Year)	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Benefiically Owned Following Reported Transaction(s)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 29, 2004	N/A	1-800 FLOWERS.COM, Inc. (“FLWS”)	Class A Common Stock	See Tables 1 and II	I	See Explanatory Note 2 below	No
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 29, 2004	N/A	1-800 FLOWERS.COM, Inc. (“FLWS”)	Class A Common Stock	See Tables I and II	I	See Explanatory Note 3 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 29, 2004	N/A	1-800 FLOWERS.COM, Inc. (“FLWS”)	Class A Common Stock	See Tables I and II	I	See Explanatory Note 4 below	No
J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (SBIC), LLC	April 29, 2004	N/A	1-800 FLOWERS.COM, Inc. (“FLWS”)	Class A Common Stock	See Tables I and II	I	See Explanatory Note 5 below	No
J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	April 29, 2004	N/A	1-800 FLOWERS.COM, Inc. (“FLWS”)	Class A Common Stock	See Table II Row 4	D		No

Explanatory Note:

1)	The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest.

2)	The amount shown in Table I represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners (SBIC), LLC (“JPM SBIC”). The Reporting Person is the sole member of JPM SBIC.

3)	The amount shown in Table I represents the beneficial ownership of the Issuer’s equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of J.P. Morgan Partners (BHCA), L.P. (“JPM BHCA”), the sole member of JPM SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

4)	The amount shown in Table I represents the beneficial ownership of the Issuer’s equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA (the parent of JPM SBIC). The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.

5)	The amount shown in Table I represents the beneficial ownership of the Issuer’s equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person becasue it is the sole stockholder of JPMP Capital Corp. (the general partner of MF Manager) and of Chatham Ventures, Inc., the limited partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.